[EXHIBIT 10q TO COLONIAL GAS COMPANY
                FORM 10-K FOR YEAR ENDING 12/31/93]


                                        93203

                        SERVICE AGREEMENT
               (APPLICABLE TO RATE SCHEDULE AFT-1)


     This Agreement ("Agreement") is made and entered into this 1st day of June 1993, by and between Algonquin Gas Transmission Company, a Delaware Corporation (herein called "Algonquin"), and Colonial Gas Company (herein called "Customer" whether one or more persons).

     In consideration of the premises and of the mutual covenants herein contained, the parties do agree as follows:


                            ARTICLE I
                       SCOPE OF AGREEMENT

     1.1 Subject to the terms, conditions and limitations hereof and of Algonquin's Rate Schedule AFT-1, Algonquin agrees to receive from or for the account of Customer for transportation on a firm basis quantities of natural gas tendered by Customer on any day at the Point(s) of Receipt; provided, however, Customer shall not tender without the prior consent of Algonquin, at any Point of Receipt on any day a quantity of natural gas in excess of the applicable Maximum Daily Receipt Obligation for such Point of Receipt plus the applicable Fuel Reimbursement Quantity; and provided further that Customer shall not tender at all Point(s) of Receipt on any day or in any year a cumulative quantity of natural gas, without the prior consent of Algonquin, in excess of the following quantities of natural gas plus the applicable Fuel Reimbursement
          Quantities:

        Maximum    Daily    Transportation    Quantity    1,951 MMBtu
        Maximum    Annual   Transportation    Quantity  712,115 MMBtu

     1.2 Algonquin agrees to transport and deliver to or for the account of Customer at the Point(s) of Delivery and Customer agrees to accept or cause acceptance of delivery of the quantity received by Algonquin on any day, less the Fuel Reimbursement Quantities; provided, however, Algonquin shall not be obligated to deliver at any Point of Delivery on any day a quantity of natural gas in excess of the applicable Maximum Daily Delivery Obligation.





                           ARTICLE II
                        TERM OF AGREEMENT

     2.1 This Agreement shall become effective as of the date set forth hereinabove and shall continue in effect for a term ending on and including October 31, 2012 ("Primary Term") and shall remain in force from year to year thereafter unless terminated by either party by written notice one year or more prior to the end of the Primary Term or any successive term thereafter. Algonquin's right to cancel this Agreement upon the expiration of the Primary Term hereof or any succeeding term shall be subject to Customer's rights pursuant to Sections 8 and 9 of the General Terms and Conditions.

     2.2  This  Agreement  may  be  terminated  at  any  time  by
          Algonquin in the event Customer fails to pay part or all of the amount of any bill for service hereunder and such failure continues for thirty days after payment is due; provided Algonquin gives ten days prior written notice to Customer of such termination and provided further such termination shall not be effective if, prior to the date of termination, Customer either pays such outstanding bill or furnishes a good and sufficient surety bond guaranteeing payment to Algonquin of such outstanding bill; provided that Algonquin shall not be entitled to terminate service pending the resolution of a disputed bill if Customer complies with the billing dispute procedure currently on file in Algonquin's tariff.


                           ARTICLE III
                          RATE SCHEDULE

     3.1 Customer shall pay Algonquin for all services rendered hereunder and for the availability of such service under Algonquin's Rate Schedule AFT-1 as filed with the Federal Energy Regulatory Commission and as the same may be hereafter revised or changed. The rate to be charged Customer for transportation hereunder shall not be more than the maximum rate under Rate Schedule AFT-1, nor less than the minimum rate under Rate Schedule AFT-1.

     3.2 This Agreement and all terms and provisions contained or incorporated herein are subject to the provisions of Algonquin's applicable rate schedules and of Algonquin's General Terms and Conditions on file with the Federal Energy Regulatory Commission, or other duly constituted authorities having jurisdiction, and as the same may be legally amended or superseded, which rate schedules and General Terms and Conditions are by this reference made a part hereof.
     3.3 Customer agrees that Algonquin shall have the unilateral right to file with the appropriate regulatory authority and make changes effective in (a) the rates and charges applicable to service pursuant to Algonquin's Rate Schedule AFT-1, (b) Algonquin's Rate Schedule AFT-1, pursuant to which service hereunder is rendered or (c) any provision of the General Terms and Conditions applicable to Rate Schedule AFT-1. Algonquin agrees that Customer may protest or contest the aforementioned filings, or may seek authorization from duly constituted regulatory authorities for such adjustment of Algonquin's existing FERC Gas Tariff as may be found necessary to assure that the provisions in
          (a), (b), or (c) above are just and reasonable.


                           ARTICLE IV
                       POINT(S) OF RECEIPT

     Natural gas to be received by Algonquin for the account of Customer hereunder shall be received at the outlet side of the measuring station(s) at or near the Primary Point(s) of Receipt set forth in Exhibit A of the service agreement, with the Maximum Daily Receipt Obligation and the receipt pressure obligation indicated for each such Primary Point of Receipt. Natural gas to be received by Algonquin for the account of Customer hereunder may also be received at the outlet side of any other measuring station on the Algonquin system, subject to reduction pursuant to Section 6.2 of Rate Schedule AFT-1.


                            ARTICLE V
                      POINT(S) OF DELIVERY

     Natural gas to be delivered by Algonquin for the account of Customer hereunder shall be delivered on the outlet side of the measuring station(s) at or near the Primary Point(s) of Delivery set forth in Exhibit B of the service agreement, with the Maximum Daily Delivery Obligation and the delivery pressure obligation indicated for each such Primary Point of Delivery. Natural gas to be delivered by Algonquin for the account of Customer hereunder may also be delivered at the outlet side of any other measuring station on the Algonquin system, subject to reduction pursuant to Section 6.4 of Rate Schedule AFT-1.

                           ARTICLE VI
                            ADDRESSES

     Except as herein otherwise provided or as provided in the General Terms and Conditions of Algonquin's FERC Gas Tariff, any notice, request, demand, statement, bill or payment provided for in this Agreement, or any notice which any party may desire to give to the other, shall be in writing and shall be considered as duly delivered when mailed by registered, certified, or first class mail to the post office address of the parties hereto, as the case may be, as follows:


          (a)  Algonquin:  Algonquin Gas Transmission Company
                           1284 Soldiers Field Road
                           Boston, MA  02135
                           Attn:  John J. Mullaney
                                Vice President, Marketing



          (b)  Customer: Colonial Gas Company
                         40 Market Street
                         P. O. Box 3064
                         Lowell, MA  0l853
                         Attn.:  John P. Harrington
                                 Vice President, Gas Supply


     or such other address as either party shall designate by formal written notice.

                           ARTICLE VII
                         INTERPRETATION

     The interpretation and performance of the Agreement shall be in accordance with the laws of the Commonwealth of Massachusetts, excluding conflicts of law principles that would require the application of the laws of a different jurisdiction.


                          ARTICLE VIII
                   AGREEMENTS BEING SUPERSEDED

     When this Agreement becomes effective, it shall supersede the following agreements between the parties hereto, except that in the case of conversions from former Rate Schedules F-2 and F-3, the parties' obligations under Article II of the service agreements pertaining to such rate schedules shall continue in effect.


     Service Agreement executed by Customer and Algonquin under Rate Schedule F-2 dated July 30, 1984.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective agents thereunto duly authorized, the day and year first above written.


                         ALGONQUIN GAS TRANSMISSION COMPANY



                         By:  /s/ John J. Mullaney

                         Title:  Vice President, Marketing


                         COLONIAL GAS COMPANY


                         By:  /s/ John P. Harrington

                         Title:  Vice President, Gas Supply




                            Exhibit A
                       Point(s) of Receipt

                       Dated: June 1, 1993

     To the service agreement under Rate Schedule AFT-1 between Algonquin Gas Transmission Company (Algonquin) and Colonial
     Gas Company (Customer) concerning Point(s) of Receipt



     Primary               Maximum Daily              Maximum
     Point of           Receipt Obligation         Receipt Pressure
     Receipt                   (MMBtu)                 (Psig)

     Lambertville, NJ         1,951          At any pressure requested
                                             by Algonquin not in
                                             excess of 750 Psig.



Signed for Identification

Algonquin:  /s/ John J. Mullaney

Customer:   /s/ John P. Harrington



                           Exhibit B
                      Point(s) of Delivery


                      Dated:  June 1, 1993


   To the service agreement under Rate Schedule AFT-1 between Algonquin Gas Transmission Company (Algonquin) and Colonial Gas
                       Company (Customer)
                 concerning Point(s) of Delivery

Primary                       Maximum Daily           Minimum
Point of                   Delivery Obligation   Delivery Pressure
Delivery                         (MMBtu)              (Psig)

On the outlet
side of meter
station located at:

Bourne, MA                       650                   200

Sagamore, MA                   1,301                   200




Signed for Identification

Algonquin:   /s/ John J. Mullaney

Customer:    /s/ John P. Harrington


             [END OF EXHIBIT 10q TO COLONIAL GAS COMPANY
                FORM 10-K FOR YEAR ENDING 12/31/93]